Exhibit 99.1
For Information Contact:
Maureen Crystal
Tel: 703.707.6777
E-mail: mcrystal@nciinc.com
NCI Names Philip O. Nolan to its Board of Directors
New Director Brings Exceptional Operational, Federal IT and Merger and Acquisition Expertise to NCI’s Board
RESTON, Va., — February 3, 2011 — (BUSINESS WIRE) — NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, is pleased to announce that Philip O. Nolan has been appointed to its Board of Directors.
“We are exceptionally pleased to have Phil Nolan join our board,” stated Charles K. Narang. “Phil has a reputation of being one of the leading executives within the government IT sector with a proven track record of building organizations focused on innovation, technical excellence and customer responsiveness. I believe that Phil’s breathe of knowledge and industry experience will contribute greatly in creating long-term value for our customers, employees and stockholders. As we look to the future and the execution of our strategic goals, we are pleased to have such a visionary leader join our team. ”
Mr. Nolan was the chairman, president and chief executive officer of Stanley, Inc, a leading government information technology firm acquired by CGI Group in September 2010. While at Stanley, he led the company through six acquisitions in eight years along with its public offering in October 2006. The company placed on FORTUNE magazine’s “100 Best Companies to Work For” list from 2007 until its sale, and was ranked seventh on Forbes’ 2008 list of “America’s 200 Best Small Companies.”
Within the government-contracting industry, Mr. Nolan served as chairman of the Professional Services Council Board of Directors for 2009, following his term as vice chairman in 2008. In 2007, he was named Ernst & Young Entrepreneur of the Year.

Before joining Stanley, Mr. Nolan served on active duty in the U.S. Navy. He was Deputy Program Manager for Weapons Integration for the Submarine Launched Tomahawk Program. Mr. Nolan is a graduate of the Navy’s Nuclear Power Program and served aboard the USS Los Angeles (SSN688). He retired from the Navy Reserve in 2005.
Mr. Nolan holds a B.S. in physics from the U.S. Naval Academy, an M.S.E. in engineering management from the Catholic University of America, and a J.D. from George Washington University’s National Law Center. He is a member of the Commonwealth of Pennsylvania and Washington, DC bars.
About NCI, Inc.:
NCI is a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies. We have ISO 9001:2008 and other industry-leading and globally recognized certifications. NCI’s award-winning expertise encompasses areas critical to its customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management, acquisition, and lifecycle support; engineering and logistics; health IT/medical transformation; and training and simulation. The company is a member of the Russell 2000 and S&P Small Cap 600 indexes, and was recently named to FORTUNE Magazine’s 2010 “100 Fastest-Growing Companies” list. Headquartered in Reston, Virginia, NCI has approximately 2,700 employees and more than 100 locations worldwide. For more information, visit our Web site at www.nciinc.com, or e-mail mcrystal@nciinc.com.
Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; continued funding of U.S. Government, based on a change in spending priorities, or in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; adverse results of U.S. Government audits of our Government contracts; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific IDIQ contracts and/or schedule contracts with the General Services Administration; and (vi) the Government’s “insourcing” of previously contracted support services and the realignment of funds to other non-defense related programs; impact of the current credit market conditions; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.
The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.
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